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Exhibit 99.4

FORM OF TAX GUIDELINES

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payor.    Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:			Give the Name and Social Security Number of:

1.	An individual's account		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual		The owner(3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))		The grantor*

For this type of account:		Give the Name and Employer Identification Number of:

7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity(4)
9.	Corporate account or an account of an LLC electing corporate status on Form 8832	The corporation
10.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization
11.	Partnership or multi-member LLC account	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's Social Security Number.

(3)
You must show your individual name, and you may also enter your business or "doing business as" name on the "Business name/disregarded entity" name line. You may use either your Social Security Number or Employer Identification Number (if you have one), but the IRS encourages you to use your Social Security Number.

(4)
List first and circle the name of the trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1 of Form W-9 instructions.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Obtaining a Number

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for business and all other entities), and apply for a number. These forms are available at the local office of the Social Security Administration or the Internal Revenue Service, on the internet at http://www.irs.gov, or by calling 1 (800) TAX-FORM.

Payees Exempt from Backup Withholding

        Payees specifically exempt from backup withholding on ALL payments include the following:

  •
  An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any individual retirement account, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

  •
  The United States or any agency or instrumentality thereof.

  •
  A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  An international organization, or any agency or instrumentality thereof.

        Payees that MAY BE EXEMPT from backup withholding include the following:

  •
  A corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a) of the Code.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A trust exempt from tax under section 664 of the Code or described in Section 4947 of the Code.

        Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding.

        FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 3 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR THE APPROPRIATE COMPLETED IRS FORM W-8.

        Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

        Privacy Act Notice.    Section 6109 of the Code requires most recipients of dividends, interest or other payments to give a taxpayer identification number ("TIN") to payors who must report the payments to the IRS. The IRS uses the TIN for identification purposes and to help verify the accuracy of your tax returns. Payors must be given a TIN whether or not recipients are required to file tax returns. Payors must generally withhold a percentage (currently 28%) of taxable interest, dividends and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties

        (1)    Penalty for Failure to Furnish TIN.    If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)    Civil Penalty for False Information With Respect to Withholding.    If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3)    Criminal Penalty for Falsifying Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        (4)    Misuse of TIN.    If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

QuickLinks

  Exhibit 99.4
FORM OF TAX GUIDELINES
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.